Exhibit 99.1

Griffon Corporation Announces Entry Into
Cooperation Agreement with Voss Capital

NEW YORK, NEW YORK, Jan. 9, 2023 – Griffon Corporation (“Griffon” or the “Company”) (NYSE:GFF) announced today that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Voss Capital (“Voss”), which owns approximately 6.0% of the Company’s outstanding common stock, including the appointment of Travis W. Cocke, Chief Investment Officer of Voss, to Griffon’s Board of Directors (the “Board”). Mr. Cocke will fill the vacancy resulting from the recent passing of Admiral Robert G. Harrison, who served on Griffon’s Board for eighteen years with distinction. Mr. Cocke will serve as a member of the Board’s Committee on Strategic Considerations and Nominating and Corporate Governance Committee.

Ronald J. Kramer, Griffon’s Chairman and Chief Executive Officer said, “Voss recognizes that Griffon and its businesses are undervalued by the public markets and the Company is well-positioned to generate compelling value for stockholders. We appreciate that Voss is further demonstrating its conviction and belief in our Company and its commitment to working with us as we continue to execute our previously announced strategic review process.”

Mr. Kramer continued, “We would like to welcome Travis Cocke to the Griffon Board following our recent collaborative dialogue. We look forward to continuing our relationship with Voss and appreciate the valuable perspective Travis will bring to our Board.”

“I look forward to joining the Griffon Board, including the Committee on Strategic Considerations, and to working with the Company, Ron, and our fellow directors as Griffon continues its strategic review process and seeks to maximize value for stockholders,” Mr. Cocke noted.

Pursuant to the Cooperation Agreement, the Company has agreed to appoint Mr. Cocke to the Board, effective January 9, 2023, and nominate him to stand for election at its upcoming 2023 annual meeting of stockholders. Concurrent with his appointment to the Board, Mr. Cocke will be appointed to the Nominating and Corporate Governance Committee, as well as the Committee on Strategic Considerations. In addition, Voss has, among other things, withdrawn its slate of proposed nominees and agreed to abide by certain standstill, voting and other provisions as set forth in the Cooperation Agreement, which will be publicly filed.

In addition, the Cooperation Agreement provides that, following the Company’s 2023 annual meeting of stockholders, at Voss’s election the Company will, in consultation with Voss, select and appoint one additional independent director to the Board, and the size of the Board will be not more than 13 members.

The Company also reaffirmed it is continuing to progress its previously announced strategic review process with the assistance of Goldman Sachs & Co. LLC, its financial advisor, and Dechert LLP and Wachtell, Lipton, Rosen & Katz, its legal advisors. While the process remains ongoing, there is no assurance regarding the outcome of the process and no definitive timetable for reaching or announcing one or more transactions.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, the impact of the Hunter Fan transaction, the outcome of our strategic alternatives review process, industries in which Griffon Corporation (the “Company” or “Griffon”) operates and the United States and global economies. Statements in this release that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: the outcome (if any) and impact of the strategic alternatives review process announced in May 2022; current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings from cost control, restructuring, integration and disposal initiatives; the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities (including, in particular, integration of the Hunter Fan acquisition); increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; increases in the cost or lack of availability of raw materials such as resin, wood and steel, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; the impact of COVID-19, or some other future pandemic, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax laws. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Griffon Corporation

Griffon is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Griffon conducts its operations through two reportable segments:

•	Consumer and Professional Products (“CPP”) is a leading North American manufacturer and a global provider of branded consumer and professional tools; residential, industrial and commercial fans; home storage and organization products; and products that enhance indoor and outdoor lifestyles. CPP sells products globally through a portfolio of leading brands including AMES, since 1774, Hunter, since 1886, True Temper, and ClosetMaid.

•	Home and Building Products conducts its operations through Clopay Corporation (“Clopay”). Founded in 1964, Clopay is the largest manufacturer and marketer of garage doors and rolling steel doors in North America. Residential and commercial sectional garage doors are sold through professional dealers and leading home center retail chains throughout North America under the brands Clopay, Ideal, and Holmes. Rolling steel door and grille products designed for commercial, industrial, institutional, and retail use are sold under the Cornell and Cookson brands.

For more information on Griffon and its operating subsidiaries, please see the Company’s website at www.griffon.com.

Company Contact:	Investor Relations Contact:
Brian G. Harris	Michael Callahan
SVP & Chief Financial Officer	Managing Director
Griffon Corporation	ICR Inc.
(212) 957-5000	(203) 682-8311
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